                                                                 EXHIBIT 3.1(ii)


                            GRIP TECHNOLOGIES, INC.

                              AMENDED AND RESTATED
                                     BYLAWS

                               TABLE OF CONTENTS


                                                              Page
                                                              ----
ARTICLE I - CORPORATE OFFICES.................................  1
    1.1   PRINCIPAL OFFICES...................................  1
    1.2   OTHER OFFICES.......................................  1

ARTICLE II - MEETINGS OF SHAREHOLDERS.........................  1
    2.1   PLACE OF MEETINGS...................................  1
    2.2   ANNUAL MEETING......................................  2
    2.3   SPECIAL MEETINGS....................................  2
    2.4   NOTICE OF SHAREHOLDERS' MEETINGS....................  2
    2.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE........  3
    2.6   QUORUM..............................................  4
    2.7   ADJOURNED MEETING; NOTICE...........................  4
    2.8   VOTING..............................................  4
    2.9   WAIVER OF NOTICE OR CONSENT BY ABSENT
          SHAREHOLDERS........................................  5
    2.10  SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A
          MEETING.............................................  6
    2.11  RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND
          GIVING CONSENTS.....................................  7
    2.12  PROXIES.............................................  8
    2.13  INSPECTORS OF ELECTION..............................  8

ARTICLE III - DIRECTORS.......................................  9
    3.1   POWERS..............................................  9
    3.2   NUMBER AND QUALIFICATION............................  9
    3.3   ELECTION AND TERM OF OFFICE OF DIRECTORS............  10
    3.4   REMOVAL OF DIRECTOR FOR CAUSE.......................  10
    3.5   REMOVAL OF DIRECTOR WITHOUT CAUSE...................  10
    3.6   REMOVAL OF DIRECTOR BY SHAREHOLDERS' SUIT...........  11
          RESIGNATIONS AND VACANCIES..........................  11
    3.8   PLACE OF MEETINGS...................................  12
    3.9   MEETINGS BY CONFERENCE TELEPHONE, ETC...............  12
    3.10  REGULAR MEETINGS....................................  13
          SPECIAL MEETINGS....................................  13
    3.12  QUORUM..............................................  13
    3.13  WAIVER OF NOTICE....................................  14

                           TABLE OF CONTENTS (Cont')

                                                              Page
                                                              ----
    3.14  ADJOURNMENT.......................................... 14
    3.15  NOTICE OF ADJOURNMENT................................ 14
    3.16  BOARD ACTION BY WRITTEN CONSENT WITHOUT
          A MEETING............................................ 14
    3.17  FEES AND COMPENSATION OF DIRECTORS................... 15

ARTICLE IV - COMMITTEES........................................ 15
    4.1   COMMITTEES OF DIRECTORS.............................. 15
    4.2   MEETINGS AND ACTION OF COMMITTEES.................... 16

ARTICLE V - OFFICERS........................................... 16
    5.1   OFFICERS............................................. 16
    5.2   ELECTION OF OFFICERS................................. 17
    5.3   SUBORDINATE OFFICERS................................. 17
    5.4   REMOVAL AND RESIGNATION OF OFFICERS.................. 17
    5.5   VACANCIES IN OFFICES................................. 17
    5.6   CHAIRMAN OF THE BOARD................................ 18
    5.7   PRESIDENT............................................ 18
    5.8   VICE PRESIDENTS...................................... 18
    5.9   SECRETARY............................................ 18
    5.10  CHIEF FINANCIAL OFFICER.............................. 19

ARTICLE VI - INDEMNIFICATION OF OFFICERS AND DIRECTORS......... 20

ARTICLE VII - RECORDS AND REPORTS.............................. 22
    7.1   MAINTENANCE AND INSPECTION OF SHARE REGISTER......... 22
    7.2   MAINTENANCE AND INSPECTION OF BYLAWS................. 23
    7.3   MAINTENANCE AND INSPECTION OF OTHER CORPORATE
          RECORDS.............................................. 23
    7.4   INSPECTION BY DIRECTORS.............................. 23
    7.5   ANNUAL REPORT TO SHAREHOLDERS; WAIVER................ 24
    7.6   FINANCIAL STATEMENTS................................. 24
    7.7   ANNUAL STATEMENT OF GENERAL INFORMATION.............. 25

                          TABLE OF CONTENTS (Cont')

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                                                              ----
ARTICLE VIII - GENERAL CORPORATE MATTERS....................... 25
    8.1   RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND
          VOTING............................................... 25
    8.2   CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS............ 26
    8.3   CORPORATE CONTRACTS AND INSTRUMENTS; HOW
          EXECUTED............................................. 26
    8.4   CERTIFICATES FOR SHARES.............................. 26
    8.5   LOST CERTIFICATES.................................... 26
    8.6   REPRESENTATION OF SHARES OF OTHER CORPORATIONS....... 27
    8.7   CONSTRUCTION AND DEFINITIONS......................... 27

ARTICLE IX - AMENDMENTS........................................ 27
    9.1   AMENDMENT BY SHAREHOLDERS............................ 27
    9.2   AMENDMENT BY DIRECTORS............................... 28

                                     BYLAWS
                                     ------

                      Bylaws for the regulation, except as
                      otherwise provided by statute or its
                         Articles of Incorporation, of

                            Grip Technologies, Inc.,
                            a California corporation



                                 ARTICLE I
                               CORPORATE OFFICES

           1.1 PRINCIPAL OFFICES

          The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside the State of California and the corporation has one or more business offices in that state, the board of directors shall fix and designate a principal business office in the State of California.

           1.2 OTHER OFFICES

          The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to transact business.


                                 ARTICLE II
                            MEETINGS OF SHAREHOLDERS

           2.1 PLACE OF MEETINGS

          Meetings of shareholders shall be held at any place within or outside the State of California which may be designated either by the board of directors or by the written consent of all persons entitled to vote thereat given either before or after the meeting and filed with the secretary. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

           2.2  ANNUAL MEETING

          The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of shareholders shall be held not more than five
(5) months after the end of the fiscal year of the corporation nor more than within fifteen (15) months after the last annual meeting. At each annual meeting, directors shall be elected and any other proper business may be transacted.

           2.3 SPECIAL MEETINGS

          Special meetings of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or the holders of shares entitled to cast not less than 10% of the votes at that meeting.

          If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section
2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

           2.4 NOTICE OF SHAREHOLDERS' MEETINGS

          Written notice of each annual or special meeting of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these bylaws, thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted), or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders (but subject to the provisions of the next paragraph of this Section 2.4 any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

          If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California (the "Code"), (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to
Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, then the notice shall also state the general nature of that proposal.

           2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

          Written notice of any meeting of shareholders shall be given either
(i) personally or (ii) by mail or (iii) by third-class mail but only if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders' meeting, or (iv) by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

          If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

          An affidavit of the mailing or other means of giving any notice of any meeting of shareholders shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, and shall be prima facie evidence of the giving of such notice.

           2.6 QUORUM

          The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

           2.7 ADJOURNED MEETING; NOTICE

          Any meeting of shareholders, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6 of these bylaws.

          When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five (45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

           2.8 VOTING

          The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Section 702 through 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

          The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting begins.

          Except as provided in the last paragraph of Section 2.8, or as may be otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any shareholders entitled to vote on any matter may vote part of his shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote.

          If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the articles of incorporation.

          At a meeting of shareholders at which directors are to be elected, a shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a
                                                 ---
number of votes greater than the number of votes which such shareholder normally is entitled to cast) if the candidates' names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled, or (ii) by distributing the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit.
The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

           2.9 WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS

          The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of
Section 2.4 of these bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

           2.10   SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

          Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

          In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. However, a director may be elected at any time to fill a vacancy on the board of directors, provided that it was not created by removal of a director and that it has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

          All such consents shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holder, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

          If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders has not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given to those shareholders entitled to vote who have not consented in writing and shall be given in the manner specified in Section 2.5 of these bylaws. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to
Section 310 of the Code, (ii) indemnification of a corporate "agent," pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to
Section 2007 of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

           2.11   RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS

          For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code.

          If the Board of Directors does not so fix a record date:

          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

          The record date for any other purpose shall be as provided in Section
8.1 of these bylaws.

           2.12   PROXIES

          Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing delivered to the corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting, or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

           2.13   INSPECTORS OF ELECTION

          Before any meeting of shareholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or any adjournment thereof. If no inspector of election is so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting.
The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

          The duties of the inspectors shall be as prescribed by Section 707(b) of the Code and shall include:

          (a) determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies;

          (b) receiving votes, ballots, or consents;

          (c) hearing and determining all challenges and questions in any way arising in connection with the right to vote;

          (d) counting and tabulating all votes or consents;

          (e) determining when the polls shall close;

          (f)  determining the result; and

          (g) doing any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

          If there are three (3) inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.


                                  ARTICLE III
                                   DIRECTORS

           3.1 POWERS

          Subject to the provisions of the Code and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

           3.2 NUMBER AND QUALIFICATION

          The minimum and maximum number of directors is stated in the articles of incorporation and may be changed only by an amendment of the articles of incorporation. The exact number of directors within the range stated in the articles of incorporation shall be fixed and may from time to time be changed by a resolution adopted by the board of directors.

           3.3  ELECTION AND TERM OF OFFICE OF DIRECTORS

          Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

           3.4 REMOVAL OF DIRECTOR FOR CAUSE

          The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

           3.5 REMOVAL OF DIRECTOR WITHOUT CAUSE

          (a) Any or all of the directors may be removed without cause if the removal is approved by the outstanding shares (as that term is defined in Section 152 of the Code), subject to the following:

          (1) Except as provided in subparagraph (3) below, no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

          (2) When by the provisions of the articles of incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

          (3) A director of a corporation whose board of directors is classified pursuant to Section 301.5 of the Code may not be removed if the votes cast against removal of the director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for who removal is being sought, were then being elected.

          (b) Any reduction of the authorized number of directors or amendment reducing the number of classes of directors does not remove any director prior to the expiration of the director's term of office.

          (c) Except as provided in this Section and Sections 3.4 and 3.6 of these bylaws, a director may not be removed prior to the expiration of the director's term of office.

          3.6 REMOVAL OF DIRECTOR BY SHAREHOLDERS' SUIT

          The superior court of the proper county may, at the suit of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation any may bar from reelection any director so removed for a period prescribed by the court. The corporation shall be made a party to such action.

          3.7  RESIGNATIONS AND VACANCIES

          Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for the resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

          A vacancy or vacancies in the board of directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director,
(ii) if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

          Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of holders of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been duly elected and qualified.

          The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

          3.8 PLACE OF MEETINGS

          Regular or special meetings of the board of directors shall be held at any place within or outside the State of California which has been designated from time to time by resolution of the board. In the absence of such a designation, regular or special meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

          3.9 MEETINGS BY CONFERENCE TELEPHONE, ETC.

          Any meeting, regular or special, may be held by conference telephone, electronic video screen communication, or other communications equipment. Participation in a meeting pursuant to this Section constitutes presence in person at that meeting if all of the following apply:

          (a) Each member participating in the meeting can communicate with all of the other members concurrently;

          (b) Each member is provided the means of participating in all matters before the board, including the capacity to propose or to interpose an objection to a specific action to be taken by the corporation; and

          (c) The corporation adopts and implements some means of verifying both of the following:

              (1) A person communicating by telephone, electronic video screen, or other communications equipment is a director entitled to participate in the board meeting; and

                 (2) All statements, questions, actions or voices were made by that director and not by another person not permitted to participate as a director.

          3.10   REGULAR MEETINGS

          Regular meetings of the board of directors may be held at such time as shall from time to time be fixed in the bylaws or by the board of directors. In addition, immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of election of officers, and the transaction or other business. Call and notice of all regular meetings shall not be required.

          3.11   SPECIAL MEETINGS

          Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two (2) directors.

          Notice of the time and place of special meetings shall be given by mail or personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means (hereafter collectively referred to as "telephonic or electronic means") to each director. If notice is given by mail, it shall be sent by first-class mail, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation and such notice shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephonic or electronic means, it shall be delivered personally or given by telephone or transmitted electronically at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

          3.12   QUORUM

          A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn a meeting of the board of directors as provided in Section 3.15 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of
Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), and Section 317(e) of the Code (as to the indemnification of directors), the articles of incorporation, and other applicable law.

          A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

          3.13   WAIVER OF NOTICE

          Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

          3.14   ADJOURNMENT

          A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the board of directors to another time and place.

          3.15   NOTICE OF ADJOURNMENT

          Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 3.11 of these bylaws, to the directors who were not present at the time of the adjournment.

          3.16   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

          Any action required or permitted to be taken by the Board of directors may be taken without a meeting, provided that all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

          3.17   FEES AND COMPENSATION OF DIRECTORS

          Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.


                                  ARTICLE IV
                                  COMMITTEES

          4.1 COMMITTEES OF DIRECTORS

          The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

          (a) the approval of any action which, under the Code, also requires shareholders' approval or approval of the outstanding shares;

          (b) the filling of vacancies on the board of directors or in any committee;

          (c) the fixing of compensation of the directors for serving on the Board or on any committee;

          (d) the amendment or repeal of these bylaws or the adoption of new bylaws;

          (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

          (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

          (g) the appointment of any other committees of the board of directors or the members of such committees.

           4.2 MEETINGS AND ACTION OF COMMITTEES

           Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section
3.8 (place of meetings), 3.9 (meetings by telephone, electronic video screen communication or other communications equipment), 3.10 (regular meetings), 3.11 (special meetings and notice), 3.12 (quorum), 3.13 (waiver of notice), 3.14 (adjournment), 3.15 (notice of adjournment), and 3.16 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, special meetings of committees may also be called by resolution of the board of directors, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committees. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                   ARTICLE V
                                   OFFICERS

           5.1 OFFICERS

           The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section
5.3 of these bylaws.  Any number of offices may be held by the same person.

           5.2  ELECTION OF OFFICERS

           The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

           5.3 SUBORDINATE OFFICERS

           The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board of directors or the president, as the case may be, may from time to time determine. If an assistant officer to any officer shall be appointed, such assistant officer may exercise any of the powers of his superior officer, as provided in these bylaws or as authorized by the board of directors, and shall perform such other duties as are imposed upon him by these bylaws or the board of directors or the president, as the case may be.

           5.4 REMOVAL AND RESIGNATION OF OFFICERS

           Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

          Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

           5.5 VACANCIES IN OFFICES

           A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

           5.6  CHAIRMAN OF THE BOARD

           The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, or if so designated by the board of directors, the chairman of the board shall be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

           5.7 PRESIDENT

           Subject to such supervisory and/or other powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors (unless the board of directors has bestowed that authority on the chairman of the board, in which event he shall be the chief operating officer of the corporation, unless otherwise provided, with such duties and authorities as may be granted by the board of directors from time to time), have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. Except as otherwise provided, he shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

           5.8 VICE PRESIDENTS

           In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or these bylaws, and the president or the chair of the board. The board of directors may designate certain general or specific areas of responsibility for each vice president, as it, in its sole discretion determines.

           5.9 SECRETARY

           The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

          The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

          The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

           5.10   CHIEF FINANCIAL OFFICER

           The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

          The chief financial officer, unless he delegates this task to another officer or employee, shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other duties as may be prescribed by the board of directors or these bylaws.

                                 ARTICLE VI
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

          (a) The Company shall indemnify any person who was or is a party, or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action, suit or proceeding, that he has reasonable cause to believe that his conduct was unlawful.

          (b) The Company shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending, or completed action, suit or proceeding, including all appeals, by or the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The Company shall also indemnify any such person against amounts paid in settlement of such action, suit or proceeding up to the amount that would reasonably have been expended in his defense (determined in the manner provided for in subsection (d), if such action, suit or proceeding had been prosecuted to a conclusion. However, indemnification under this subsection shall be made only if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Company, unless, and only to the extent that, the court or body in or before, which such action, suit or proceeding was finally determined, or any court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or other amounts paid as such court shall deem proper.

          (c) Without limiting the right of any director, officer, or employee of the Company to indemnification under any other subsection hereof, if such person has been substantially and finally successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
(b), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Except in a situation governed by subsection (c), any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who are not or were not parties to or threatened with such action, suit or proceeding, or any other action, suit or proceeding arising from the same or similar operative facts, or (2) if such a quorum is not obtainable, if a majority of such quorum or disinterested directors so directs, by independent legal counsel (compensated by the Company) in a written opinion, or (3) if there be no interested directors, or if a majority of the disinterested directors, whether or not quorum, so directs, by vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of directors.

          (e) Expenses of such person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals), or threat thereof, may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the Company.

          (f) The indemnification provided by this Article shall not be deemed exclusive of or in any way to limit any other rights to which any person indemnified may be or may become entitled as a matter of law, by the articles, regulations, agreements, insurance, vote of shareholders, or otherwise, with respect to action in his official capacity and with respect to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

          (g) Subsections (a) through (f) of this Article shall apply to such agents of the Company as are designated at any time by the board of directors.

          (h) If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.


                                 ARTICLE VII
                              RECORDS AND REPORTS

           7.1 MAINTENANCE AND INSPECTION OF SHARE REGISTER

           The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the board of directors, a record of its shareholders, listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

          A shareholder or shareholders of the corporation who holds at least 5% in the aggregate of the outstanding voting shares of the corporation or who holds at least 1% of such voting shares and has filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors, may
(i) inspect and copy the records of shareholders' names, addresses and shareholdings during usual business hours on five (5) days' prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

          The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate.

          Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

          7.2 MAINTENANCE AND INSPECTION OF BYLAWS

          The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in California, the original or a copy of these bylaws as amended to date, which bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in California, then the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of these bylaws as amended to date.

          7.3 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS

          The accounting books and records and the minutes of proceedings of the shareholders, of the board of directors, and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

          The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

          7.4 INSPECTION BY DIRECTORS

          Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

          7.5 ANNUAL REPORT TO SHAREHOLDERS; WAIVER

          The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified by Section 2.5 of these bylaws for giving notice to shareholders of the corporation.

          The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement, (iii) a statement of changes in financial position for the fiscal year, and (iv) any report of independent accountants or, if there is not such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation. The annual report shall comply with the requirements of Section 1501 of the Code or the Securities Exchange Act of 1934, as amended, whichever is applicable.

          The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.

          7.6 FINANCIAL STATEMENTS

          If no annual report for the fiscal year has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

          If a shareholder or shareholders holding at least 5% of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the corporation as of the end of that period, then the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.6 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

          The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report, if any, or any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

          7.7 ANNUAL STATEMENT OF GENERAL INFORMATION

          The corporation shall file annually (and more frequently if there is any change in the information), with the Secretary of State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary, and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with
Section 1502 of the Code.


                                 ARTICLE VIII
                           GENERAL CORPORATE MATTERS

          8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

          For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent with a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty
(60) days before any such action. In that case, only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Code.

          If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

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          8.2  CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS

          From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

          8.3 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED

          The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authorization may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of any officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

          8.4 CERTIFICATES FOR SHARES

          A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The board of directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the chair of the board or vice chair of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

          In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

          8.5 LOST CERTIFICATES

          Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation

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and canceled at the same time.  The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

          8.6 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

          The chair of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of the corporation, or any other person authorized by resolution of the board of directors or the president or vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

          8.7 CONSTRUCTION AND DEFINITIONS

          Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the masculine gender includes the feminine and neuter, and the term "person" includes both a corporation and a natural person.


                                  ARTICLE IX
                                  AMENDMENTS

          9.1 AMENDMENT BY SHAREHOLDERS

          New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

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          9.2  AMENDMENT BY DIRECTORS

          Subject to the rights of the shareholders as provided in Section 9.1 of these bylaws, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the board of directors.

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                            CERTIFICATE OF SECRETARY
                            ------------------------

          The undersigned hereby certifies:

          (a) That I am the duly elected and acting Secretary of Grip Technologies, Inc., a California corporation; and

          (b) That the foregoing Amended and Restated Bylaws, comprising 28 pages, were duly adopted by the Unanimous Written Consent of the Board of Directors, dated July 31, 1996.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 31st day of July, 1996.





                                         --------------------------------------
                                                 James E. McCormick III
                                                       Secretary



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